UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

60 Hampshire Street
Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 ADMINISTRATIVE LEASE HOTEL D'ENTERPRISES CAP GAMMA
EX-10.2 OFFER OF SALE HOTEL D'ENTERPRISES CAP GAMMA
EX-10.3 JOINT GUARANTEE

Item 1.01 Entry into a Material Definitive Agreement

(a)	On April 14, 2005, the Company’s Board of Directors determined the 2005 bonus targets for Idenix’s executive officers. In accordance with the terms of such officers’ employment agreements (each of which have been filed as exhibits to the Company’s Registration Statement on Form S-1 (No. 333-111157)), the target bonus amounts have been established as a percentage of 2005 base salary. The actual bonus earned by each executive officer can range from zero to 200% above the target amount and will be determined based on, among other things, the Company’s overall performance, as well as the individual officer’s performance during 2005. The Company’s overall performance will be evaluated at the end of the year on the basis of goals and criteria that will include continued development of the Company’s product candidates in a successful and timely manner and effective management of the Company’s operations.

Identified below are the 2005 target bonus amounts for the “named executive officers” (as defined in Regulation S-K item 402(a)(3)) of the Company who are currently serving as executive officers of the Company.

Named Executive Officer	2005 Target Bonus
	% of Base Salary	Amount

Jean-Pierre Sommadossi
Chairman of the Board
President and Chief Executive Officer	60%	$285,000
David A. Arkowitz
Chief Financial Officer and
Treasurer	40%	$119,480
Guy Macdonald
Executive Vice President, Operations	40%	$119,480
Nathaniel A. Brown
Chief Medical Officer,
Executive Vice President, Clinical
Research	40%	$116,000
Andrea J. Corcoran
Executive Vice President, Legal and
Administration	35%	$93,730

(b)	On April 18, 2005, Idenix SARL, a wholly owned subsidiary of the Company, entered into an Administrative Lease among Societe d’Equipement de la Region Montpellieraine, or SERM, the Communaute d’Agglomeration de Montpellier, or MAM, and Idenix SARL, or Idenix SARL. SERM and Idenix SARL are also parties to an Offer of Sale Hotel D’Enterprise Cap Gamma.

Pursuant to the Administrative Lease, Idenix SARL is leasing office and laboratory facilities at CAP GAMMA, Parc Euromedicine Montpellier, 2 rue de la Valsiere, 34790 Montpellier France. The lease term is 12 years commencing April 15, 2005. The agreement provides for an initial lease of 387.6 square meters (approximately 4,170 sq. ft.) which will increase to 3,271.6 square meters (approximately 35,202 sq. ft.), as of April 1, 2007 and thereafter throughout the remainder of the 12 year lease term.

The annual base rent throughout the lease term is 210 euro per square meter, which is the current equivalent of $25.36 per sq. ft. The base rent is subject to adjustment by the changes in the cost of construction index published by the French National Institute for Statistics and Economic Studies. In addition to the base rent, Idenix SARL will be responsible for payment of certain operating expenses and real estate taxes.

Beginning on April 16, 2011, each of Idenix SARL and SERM has the right to terminate the lease upon 12 months advance notice. The right of SERM to terminate the lease is subject to either the occurrence of an event of default by Idenix SARL or the occurrence or anticipated occurrence of an event that would cause the termination of the lease to be in the general interest of the community in the Montpellier, France region.

Pursuant to the Offer of Sale, Idenix SARL has the right to purchase the leased property from SERM. Such option is exercisable for the duration of the lease term at the discretion of Idenix SARL beginning on April 16, 2011. The sale of the premises is subject to the approval of MAM. The purchase price payable by Idenix SARL to SERM will reduce at each of years seven, eight and nine of the lease and then remain constant for the remainder of the lease term.

The Company, pursuant to a Joint Guarantee dated December 15, 2004, has guaranteed the payment to SERM of amounts due from Idenix SARL in respect of annual rent payments, certain operating expenses and real estate taxes that arise under the Administrative Lease.

The foregoing summary of the Administrative Lease, Offer of Sale and Joint Guarantee is subject to and qualified in its entirety by: (i) the Administrative Lease attached to this Form 8-K as Exhibit 10.1; (ii) the Offer to Sale attached to this Form 8-K as Exhibit 10.2; and (iii) the Joint Guarantee attached to this Form 8-K as Exhibit 10.3; each of which are incorporated herein by reference.

Item 9.01 Exhibits

     (c) Exhibits

     See exhibit index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: April 20, 2005	By:	/s/ Andrea J. Corcoran
Andrea J. Corcoran
Executive Vice President, Legal and Administration

EXHIBIT INDEX

Exhibit
No.	Description
10.1*	Administrative Lease Hotel D’Enterprises Cap Gamma dated April 18, 2005 by and among Idenix SARL, Societe D’Equipment de la Region Montpellieraine and the Communate D’Agglomeration de Montpellier (English Translation).
10.2*+	Offer of Sale Hotel D’Enterprises Cap Gamma dated December 17, 2004 by and among Idenix SARL, and Societe D’Equipment de la Region Montpellieraine (English Translation).
10.3*	Joint Guarantee made as of December 15, 2005 by Idenix Pharmaceuticals, Inc.

*	Filed herewith.

+	Confidential treatment requested as to certain portions, which portions have been separately filed with the Securities and Exchange Commission.